EXHIBIT 23.1
                                                                    ------------



                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants
                               High Ridge Commons
                           200 Haddonfield Berlin Road
                                 Suites 400-403
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882





              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
              ----------------------------------------------------

We hereby consent to the incorporation of our report and by reference as "Experts" in this Registration Statement Post Effective Amendment No. 5 of Trey Resources, Inc. on Form S-8 dated December 15, 2005, of our report dated March 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph in Note 4 relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of Trey Resources, Inc. for the year ended December 31, 2004.



BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey



December 15, 2005


              MEMBER OF:  AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                          NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS